BlackRock Funds (the "Registrant"):  BlackRock Macro Themes Fund
(the "Fund")
77Q1(a):
Copies of any material amendments to the Registrant's charter or by-laws
Attached please find as an exhibit to Sub-Item 77Q1(a) of Form N-SAR, a copy of the Registrant's Certification of Classification of Shares with respect to the Fund filed with the Commonwealth of Massachusetts.